Exhibit 5

                                 Miller Nash LLP
                                ATTORNEYS AT LAW
                              111 S.W. Fifth Avenue
                           Portland, Oregon 97204-3699
                                 (503) 224-5858
                              (503) 224-0155 (fax)

                                   May 7, 2002

 Louisiana-Pacific Corporation
 805 S.W. Broadway, Suite 1200
 Portland, Oregon  97205

     Subject: Registration Statement on Form S-8 Relating to 1997 Incentive Stock Award Plan

 Gentlemen:

      Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Louisiana-Pacific Corporation, a Delaware corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 5,000,000 additional shares of the Company's Common Stock, $1 par value ("Shares"), to be issued under the Company's 1997 Incentive Stock Award Plan ("Plan"), together with rights related thereto.

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

      Based on the foregoing, it is our opinion that:

      1. The Plan has been duly adopted and approved by all necessary corporate action.

      2. The 5,000,000 additional Shares issuable under the Plan have been duly authorized and reserved for issuance.

      3. When the Shares are issued and sold by the Company as provided in the Plan while the Registration Statement is effective, and when payment for the Shares to the extent and in the manner required by the Plan and not less than the par value thereof is received by the Company, the Shares will be legally issued, fully paid and nonassessable.

      We consent to the use of this opinion in the Registration Statement and in any amendments thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                Very truly yours,

                                /s/ MILLER NASH LLP